INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Annual Report on Form 10-KSB of CSB Financial Group, Inc. for the year ending September 30, 1997 of our report dated October 24, 1997, which appears in the Annual Report to shareholders.

                                            /S/ McGLADREY & PULLEN, LLP


Champaign Il
December 26, 1997